Exhibit 99.1

Nordstrom 401(k) Plan &

Profit Sharing

Financial Statements as of and for the Years Ended

December 31, 2010 and 2009, and Supplemental Schedule as of

December 31, 2010, and

Report of Independent Registered Public Accounting Firm

NORDSTROM 401(k) PLAN & PROFIT SHARING

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1

FINANCIAL STATEMENTS:

Statements of Net Assets Available for Benefits as of December 31, 2010 and 2009	2

Statements of Changes in Net Assets Available for Benefits for the Years Ended December 31, 2010 and 2009	3

Notes to Financial Statements as of and for the Years Ended December 31, 2010 and 2009	4

SUPPLEMENTAL SCHEDULE AS OF DECEMBER 31, 2010:

Form 5500, Schedule H, Part IV, Line 4i, Schedule of Assets (Held at End of Year)	14

All other schedules required by Section 2520.103-10 of the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Retirement Committee of

Nordstrom 401(k) Plan & Profit Sharing

Seattle, Washington

We have audited the accompanying statements of net assets available for benefits of Nordstrom 401(k) Plan & Profit Sharing (the “Plan”) as of December 31, 2010 and 2009, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2010 and 2009, and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets (held at end of year) as of December 31, 2010 is presented for the purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule is the responsibility of the Plan’s management. Such schedule has been subjected to the auditing procedures applied in our audit of the basic 2010 financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.

/s/ Deloitte & Touche LLP

Seattle, Washington

June 10, 2011

NORDSTROM 401(k) PLAN & PROFIT SHARING

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

AS OF DECEMBER 31, 2010 AND 2009

(dollars in thousands)

	2010	2009

ASSETS:
Participant-directed investments - at fair value	$1,771,303	$1,551,692
Employer contributions receivable	73,720	71,829
Notes receivable from participants	72,930	67,185
Accrued interest and dividends receivable	1,904	1,562
Other assets	2,182	2,850

Total assets	1,922,039	1,695,118

LIABILITIES:
Trustee and administrative fees payable	812	899
Excess contributions payable to participants	131	576
Payables for securities purchased	798	480

Total liabilities	1,741	1,955

NET ASSETS AVAILABLE FOR BENEFITS AT FAIR VALUE	1,920,298	1,693,163

Adjustments from fair value to contract value for fully benefit-responsive investment contracts	(10,120)	(7,126)

NET ASSETS AVAILABLE FOR BENEFITS	$1,910,178	$1,686,037

The accompanying Notes to Financial Statements are an integral part of these statements.

NORDSTROM 401(k) PLAN & PROFIT SHARING

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

(dollars in thousands)

	2010	2009
ADDITIONS:

Contributions:
Employer contributions	$73,720	$71,829
Participant contributions	69,310	62,623

Total contributions	143,030	134,452

Investment income:
Net appreciation in fair value of investments	171,101	389,376
Interest and dividends	29,520	25,120

Total net investment income	200,621	414,496

DEDUCTIONS:

Benefit payments to participants	(115,249)	(98,255)
Trustee fees, administrative expenses, and other	(4,261)	(4,045)

Total deductions	(119,510)	(102,300)

NET ADDITIONS	224,141	446,648

NET ASSETS AVAILABLE FOR BENEFITS:

Beginning of year	1,686,037	1,239,389

End of year	$1,910,178	$1,686,037

The accompanying Notes to Financial Statements are an integral part of these statements.

NORDSTROM 401(k) PLAN & PROFIT SHARING

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

(dollars and shares in thousands)

1.	THE PLAN AND SIGNIFICANT ACCOUNTING POLICIES

General—The Nordstrom 401(k) Plan & Profit Sharing (the “Plan”), as amended, was originally established on January 1, 1953. The Plan is an individual account profit sharing plan, which, since February 1, 1988, has included a 401(k) feature. Participants should refer to the Plan documents for a more complete description of the Plan’s provisions. The following describes the provisions of the Plan in effect on December 31, 2010 (except as noted), is for informational purposes only, and does not bind the Plan.

The Plan covers substantially all eligible employees of Nordstrom, Inc. and its participating subsidiaries (the “Company”). For Company profit sharing and matching contributions, participation begins on the first of the month coinciding with or following the first anniversary of the employee’s original hire date. For elective salary deferrals (401(k) contributions), participation begins on their hire date.

The Plan also contains special eligibility provisions to ensure that all eligible employees enter the Plan by the latest participation date required under the applicable provisions of the Internal Revenue Code (“Code”). Eligible employees who neither make an affirmative salary deferral election nor affirmatively opt out of the Plan are automatically enrolled in the Plan beginning on the first of the month coinciding with or following the first anniversary of the employee’s original hire date with a salary deferral contribution equal to 2% of compensation. Employees have the option to elect a zero percent salary deferral or to change their salary deferral percentage at any time in accordance with the Plan.

For the Plan years ended December 31, 2010 and 2009, to qualify for Company profit sharing and matching contributions, participants must work at least 1,000 hours during the payroll calendar year and be employed on the last day of the Plan year (the “last day” requirement is waived if the participant terminates employment due to retirement, disability or death).

In 2010, the Plan was amended as follows:

—	to include the balance of a Participant’s rollover account in applying the dollar threshold for involuntary distributions from the Plan;

—

to restore the eligibility for employer profit sharing contributions of participants who are both a Nordstrom family member and a “named executive officer” in the Summary Compensation Table of the Company’s Proxy Statement;

—	to simplify the beneficiary hierarchy in situations where a participant dies without a valid beneficiary designation form on file, effective January 1, 2011.

NORDSTROM 401(k) PLAN & PROFIT SHARING

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

(dollars and shares in thousands)

Plan Contributions—Profit Sharing Contributions—The Company’s Board of Directors determines the Company profit sharing contribution, if any, each year. Profit sharing contributions are invested in participant-directed investments or, if the participant does not make an investment election, defaulted into the Nordstrom Select Moderate Fund. The Company’s contribution for each Plan year is allocated based on a weighting of years of service and eligible compensation among the participants who qualify for a profit sharing contribution. For Plan purposes, eligible compensation generally includes taxable salary and wages paid for employee service, including bonuses and commissions and excludes reimbursements and expense allowances, employee awards, fringe and welfare benefits, moving expenses, severance and disability pay, contributions to a nonqualified deferred compensation program and amounts received as stock or under any stock-based compensation program, and is capped by limits set under the Code ($245 for both the Plan years ended December 31, 2010 and 2009).

Employee 401(k) Contributions—Eligible employees may elect to defer eligible compensation on a pre-tax basis, an after-tax Roth basis, or a combination of both. The maximum elective salary deferral percentage for non-highly compensated employees is 50% and for highly compensated employees is 15%. Employees age 50 and over are allowed a catch-up contribution on a pre-tax basis, an after-tax Roth basis, or a combination of both. For all employees, the Internal Revenue Service (“IRS”) limits participant contributions to a maximum of $16.5 ($22.0 for those age 50 and over) in both 2010 and 2009.

Company 401(k) Matching Contributions—The Company intends to match employee 401(k) contributions dollar for dollar up to 4% of the participant’s eligible pay, if approved and at the discretion of the Company’s Board of Directors. Catch-up contributions are not eligible for matching.

Investment Programs—Participants are able to direct the investment of their accounts (including Company matching and profit sharing contributions) among any of the available funds. The available funds as of December 31, 2010 are listed in the supplemental Schedule of Assets (held at end of year). The available funds are regularly reviewed by the Retirement Committee and are subject to change at any time.

Participation in Investment Activity—Individual accounts are credited daily with a pro-rata share of investment income (loss) experienced by the respective funds into which their account balances have been directed.

Vesting in the Plan—Employees who terminate employment due to retirement, death, or total disability are 100% vested in their Plan accounts, regardless of years of service. For purposes of the Plan, “retirement” is defined as ending employment at age 60 or older. On termination of employment for reasons other than retirement, disability or death, the amounts credited to the accounts of participants are vested as follows:

Company Profit Sharing Contributions—Participants are immediately 100% vested in Company profit sharing contributions attributable to Plan years beginning on and after January 1, 2000. For contributions received prior to January 1, 2000, participants are vested 20% after completing three years of service and will be credited with an additional 20% vesting for each additional year of service (1,000 hours of service in a payroll calendar year) until 100% vested at seven years.

Employee 401(k) Contributions—Employee contributions (i.e., salary deferral, catch-up and rollover contributions) are always 100% vested.

Company 401(k) Matching Contributions—Company matching contributions for employees vest as follows: 33% after completing one year of service and 67% after two years of service. After three years of service, all Company matching contributions are 100% vested.

NORDSTROM 401(k) PLAN & PROFIT SHARING

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

(dollars and shares in thousands)

Forfeitures—Forfeitures of unvested Company matching or profit sharing contributions from terminated participant accounts are used to offset future Company matching contributions, to offset future Company profit sharing contributions, or to pay expenses of Plan administration, as determined by the Retirement Committee. During the years ended December 31, 2010 and 2009, employer contributions were offset by forfeitures of $767 and $903.

Benefits—On termination of service, a participant (or participant’s beneficiary in the case of death) may elect to receive the value of the vested interest in his or her account as a lump-sum distribution or, if the vested account balance excluding the rollover account (including the rollover account effective April 1, 2010) exceeds $1, elect to remain in the plan, subject to required distributions under Section 401(a)(9) of the Code. When an active participant reaches age 59 1/2 and continues to work for the Company, the participant is eligible to receive a partial or full distribution of his or her retirement benefits.

Payment of Benefits—Benefits are recorded when paid. Amounts allocated to former participants who have withdrawn from the Plan, but have not been paid as of December 31, 2010 and 2009 were $277 and $57.

Participant Loans—Participants may borrow from their fund accounts a minimum of $1 up to a maximum equal to the lesser of $50 or 50% of their vested account balance. Loan terms are a maximum of 60 months or up to 20 years for the purchase of the principal residence of a participant. The loans are secured by the balance in the participant’s account and bear fixed interest at rates commensurate with prevailing rates but not less than 1% over the then current prime rate as published by the Wall Street Journal. Interest rates for participant loans outstanding at December 31, 2010 range from 4.25% to 10.5% and are determined at the time the loan is approved. Principal and interest is paid semi-monthly through payroll deductions. Participants may pay monthly upon separation or leave of absence. Payment obligations are suspended for participants during approved leaves of absence not longer than 12 months and during periods of qualified military service. A participant may have a maximum of two loans outstanding at any one time.

Trustees and Administrator of the Plan—The asset trustees of the Plan are Mercer Trust Company (all assets except the Nordstrom Select Funds) and The Bank of New York Mellon (Nordstrom Select Funds only).

The Plan is administered by the Company in conjunction with the Retirement Committee, a committee appointed by the Company’s Board of Directors composed of the following individuals as of December 31, 2010:

—	Mary D. Amundson	Vice President, Employee Benefits
—	Michael G. Koppel	Executive Vice President and Chief Financial Officer
—	Erik B. Nordstrom	Executive Vice President and President – Stores
—	Robert B. Sari	Executive Vice President, General Counsel and Corporate Secretary
—	Delena M. Sunday	Executive Vice President, Human Resources and Diversity Affairs
—	Brooke F. White	Vice President, Corporate Communications

Mercer Human Resource Services provided administrative services for the years ended December 31, 2010 and 2009.

NORDSTROM 401(k) PLAN & PROFIT SHARING

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

(dollars and shares in thousands)

Termination of the Plan—Although it has not expressed an intention to do so, the Company reserves the right to suspend, discontinue, or terminate the Plan at any time subject to the provisions set forth in the Employee Retirement Income Security Act of 1974 (“ERISA”). The Company may determine whether a suspension or discontinuance of contributions will or will not constitute termination of the Plan.

In the event the Plan is terminated, the respective accounts of the participants under the Plan shall become fully vested and nonforfeitable. After payment of expenses properly chargeable against the Plan, the trustees shall distribute all Plan assets to the participants in the proportions determined by their respective accounts.

Tax Status—The IRS has determined and informed the Company by a letter dated September 23, 2009, that the Plan is designed in conformity with the applicable requirements of the Code. The Company and Plan management believe that the Plan is currently designed and operated in compliance with the applicable requirements of the Code, and the Plan and related trust continue to be tax-exempt. Therefore, no provision for income taxes has been included in the Plan’s financial statements.

Accounting principles generally accepted in the United States of America (“GAAP”) require Plan management to evaluate tax positions taken by the Plan and recognize a tax liability (or asset) if the Plan has taken an uncertain position that more likely than not would not be sustained upon examination by the IRS. As the Plan is tax-exempt, the Plan administrator has concluded that as of December 31, 2010 and 2009, there are no uncertain tax positions taken or expected to be taken that would require recognition of a liability (or asset) or disclosure in the financial statements. The Plan is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress. The Plan administrator believes it is no longer subject to income tax examinations for years prior to 2008.

Basis of Accounting—The accompanying financial statements have been prepared on the accrual basis of accounting.

Use of Estimates—The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein and disclosure of contingent assets and liabilities. Actual results could differ from those estimates and assumptions.

Fair Value Measurements—The Plan applies Accounting Standards Codification (“ASC”) 820, Fair Value Measurements and Disclosures, which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This statement applies whenever other accounting pronouncements require or permit fair value measurements.

Risks and Uncertainties—The Plan utilizes various investment instruments, including common stock, mutual funds and investment contracts. Investment securities, in general, are exposed to various risks, such as interest rate, credit, and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the financial statements.

Other Assets—Prior to 1993, after five years in the Plan, participants were allowed to purchase life insurance with up to 25% of their annual contributions. This option was terminated in May 1992; however, the Plan still holds previously purchased life insurance for participants. These amounts are recorded at the cash surrender value of the life insurance policy.

NORDSTROM 401(k) PLAN & PROFIT SHARING

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

(dollars and shares in thousands)

Investment Valuation and Income Recognition—The Plan’s investments are held by the trustees and are recorded at fair value, as follows:

—	Common stock is valued at quoted market prices as of the last trading day of the year.

—	Nordstrom common stock is valued at the closing market price as of the last trading day of the year.

—	Shares of mutual funds are valued at quoted market prices as of the last trading day of the year, which represent the net asset value of shares held by the Plan at year end.

—

Common/collective trust funds are valued based on the year-end unit value. Unit values are determined by the issuer by dividing the fair values of the total net assets at year end by the outstanding units. The fair values of the total net assets are determined by the nature of the underlying investments. Each underlying investment is valued at fair value according to its investment type.

—	Investments in debt securities are valued using observable inputs, such as observable trade prices, multiple broker/dealer quotes, related yield curves and other assumptions about the securities.

—

The stable value fund is stated at fair value then adjusted to contract value as described in Note 4. Fair value is the net asset value of its underlying investments, and contract value is principal plus accrued interest.

—

Self-directed brokerage accounts allow participants to invest all or a portion of their contributions into investments of their choice. The fair value is based on the underlying investments, which may include common stock, mutual funds, debt securities and common/collective trusts.

—

The Nordstrom Select Funds are investment options to participants that hold the underlying investments which include common stock, mutual funds, debt securities and common/collective trusts. The fair values of the Nordstrom Select Funds are valued based on the underlying investments.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date. Net unrealized and realized investment gains and losses are calculated based upon the fair value at the beginning of the year for investments held at that date and the cost of investments purchased during the year.

Administrative and Recordkeeping Expenses—Substantially all of the administrative and recordkeeping expenses incurred in connection with the Plan are paid by the Plan and allocated per capita to each participant. The amount is reflected on each participant’s quarterly statement.

NORDSTROM 401(k) PLAN & PROFIT SHARING

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

(dollars and shares in thousands)

Recent Accounting Pronouncements—Effective January 1, 2010, the Plan adopted the required portions of Accounting Standards Update (“ASU”) 2010-06, Improving Disclosures about Fair Value Measurements, which included clarifications of existing disclosure requirements provided by ASC 820. Effective for fiscal periods beginning after December 15, 2010, ASU 2010-06 will also amend ASC 820 to require additional disclosures. The Plan does not expect the remaining provisions of this ASU to have a material impact as its requirements are disclosure-only in nature.

Effective December 31, 2010, the Plan adopted ASU 2010-25, Reporting Loans to Participants by Defined Contribution Pension Plans. ASU 2010-25 requires participant loans to be classified as notes receivable from participants in the Statements of Net Assets Available for Benefits. Previously, participant loans were classified as investments in the Statements of Net Assets Available for Benefits. In accordance with ASU 2010-25, we have also made this reclassification retroactively for all prior periods presented.

2.	INVESTMENTS

The following table presents the value of investments that represent 5% or more of the Plan’s net assets available for benefits as of December 31:

	2010	2009
Nordstrom Company Stock Fund	$ 245,098	$ 223,802
Putnam Stable Value Fund	186,947	172,016
American Funds Europacific Growth	169,499	158,661
Dodge & Cox Income Fund[1]	119,086	106,138
PIMCO Total Return Fund[1]	115,502	101,540
Dodge & Cox Stock Fund	107,321	93,231
Vanguard Institutional Index Fund [1,2]	97,704	n/a

1Funds are held within the Nordstrom select funds, which include the Nordstrom Select Conservative fund, Nordstrom  Select Moderate fund, and Nordstrom Select Growth fund.

2Fund balance did not exceed 5% of Plan net asstets as of December 31, 2009.

During 2010 and 2009, the Plan’s investments (including investments bought and sold, as well as held during the year) appreciated in value as follows:

	2010	2009
Nordstrom common stock	$ 28,177	$ 149,282
Mutual funds	71,856	125,881
Nordstrom select funds	69,279	111,645
Brokerage assets	1,786	2,557
Common/collective trusts	3	11

	$ 171,101	$ 389,376

NORDSTROM 401(k) PLAN & PROFIT SHARING

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

(dollars and shares in thousands)

3.	FAIR VALUE MEASUREMENT

The Plan classifies its investments into Level 1, Level 2 and Level 3 as defined below:

Level 1:	Quoted market prices in active markets for identical assets or liabilities

Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3:	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable

Transfers of investments between different levels of the fair value hierarchy are recorded as of the end of the reporting period. The following tables set forth, by level within the fair value hierarchy, a summary of the Plan’s investments that were measured at fair value on a recurring basis as of December 31, 2010 and 2009.

	December 31, 2010
	Total	Level 1	Level 2
Equity securities:
Domestic
Nordstrom common stock	$ 245,098	$ 245,098	$ —
Common stock	105,811	105,811	—
Mutual funds	617,331	617,331	—
Other	1,416	272	1,144
International
Mutual funds	169,499	169,499	—
Common/collective trusts	103,125	—	103,125
Debt securities:
U.S. Treasury	5,753	5,753	—
Mutual funds	98,054	92,173	5,881
Government debt	29,358	—	29,358
Asset-backed securities	102,436	—	102,436
Corporate debt	70,286	307	69,979
International debt	12,995	—	12,995
Other	7,879	—	7,879
Stable value fund	186,947	—	186,947
Self-directed brokerage accounts	15,315	—	15,315

Total	$ 1,771,303	$ 1,236,244	$ 535,059

NORDSTROM 401(k) PLAN & PROFIT SHARING

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

(dollars and shares in thousands)

3.	FAIR VALUE MEASUREMENT (CONTINUED)

	December 31, 2009
	Total	Level 1	Level 2
Equity securities:
Domestic
Nordstrom common stock	$223,802	$223,802	$—
Common stock	86,850	86,850	—
Mutual funds	517,110	517,110	—
Other	1,223	498	725
International
Mutual funds	158,661	158,661	—
Common/collective trusts	91,132	—	91,132
Debt securities:
U.S. Treasury	6,551	6,551	—
Mutual funds	80,383	80,383	—
Government debt	22,155	—	22,155
Asset-backed securities	84,922	—	84,922
Corporate debt	64,687	—	64,687
Repurchase agreements	14,700	—	14,700
International debt	9,605	—	9,605
Other	5,058	—	5,058
Stable value fund	172,016	—	172,016
Self-directed brokerage accounts	12,837	—	12,837

Total	$1,551,692	$1,073,855	$477,837

The following is a reconciliation of the beginning and ending balances of the fair value measurements using significant unobservable inputs for level 3 assets as of December 31, 2009:

	December 31, 2009
	Total	Equity securities	Debt securities
Beginning balance	$160,753	$71,409	$89,344
Total realized (losses) gains in net assets available for benefit	(3,199)	(4,048)	849
Total unrealized gains in net assets available for benefit	32,596	25,893	6,703
Purchases, issuances and settlements	(10,676)	(1,353)	(9,323)
Transfers out to level 2[1]	(179,474)	(91,901)	(87,573)

Ending balance	$—	$—	$—

1In 2008, common/collective trusts within the Nordstrom Select Funds were classified as Level 3 investments. Upon the Plan’s adoption of ASU 2009-12 in 2009, it changed the classification of these investments to Level 2 as they are valued using the NAV provided by the administrator of the fund. The NAV is based on the value of the underlying assets owned by the fund, minus its liabilities, and then divided by the number of shares outstanding.

NORDSTROM 401(k) PLAN & PROFIT SHARING

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

(dollars and shares in thousands)

4.	STABLE VALUE FUND

The Putnam Stable Value Fund is a stable value fund that is a common/collective trust fund. The fund may invest in fixed interest insurance investment contracts, money market funds, corporate and government bonds, mortgage-backed securities, bond funds, and other fixed income securities. Participants may ordinarily direct the withdrawal or transfer of all or a portion of their investment at contract value. Contract value represents contributions made to the fund, plus earnings, less participant withdrawals and administrative expenses.

The statements of net assets available for benefits present an investment contract at fair value, as well as an additional line item showing an adjustment of the fully benefit-responsive contract from fair value to contract value. Fair value of the contract is calculated by discounting the related cash flows based on current yields of similar instruments with comparable durations.

The average yield at fair value and weighted average crediting rate for the Putnam Stable Value fund at December 31 are as follows:

	2010	2009
Average yield at fair value	3.71%	3.58%
Weighted average crediting rate	4.15%	3.83%

Certain events may limit the ability of the Fund to transact at contract value. Such events include: complete or partial plan termination or merger with another plan; failure of the Plan or its trust to qualify for exemption from federal income taxes or any required prohibited transaction exemption under ERISA; transfer of assets from the Fund directly into a competing investment option; or any communication given to Plan participants designed to influence a participant not to invest in the Fund or to transfer assets out of the Fund. Plan management believes that the occurrence of events that would cause the Fund to transact at less than contract value is not probable.

5.	EXEMPT PARTY-IN-INTEREST TRANSACTIONS

Mercer Trust Company (previously Putnam Fiduciary Trust Company) has been trustee of all assets of the Plan, with the exception of the Nordstrom Select Funds, since January 1, 2005. The Bank of New York Mellon (previously Mellon Bank, N.A.) has been the trustee of the Nordstrom Select Funds since April 1, 2005. Accordingly, Mercer Trust Company and The Bank of New York Mellon are each a party-in-interest with respect to the Plan. The Plan invested in investment funds managed by Mercer Trust Company and its affiliates during 2010 and 2009. Transactions in these investments qualify as exempt party-in-interest transactions because an independent fiduciary (the Plan’s Retirement Committee) causes the Plan to make these investment decisions. Fees paid by the Plan to Mercer Trust Company amounted to $1,883 for 2010 and $1,853 for 2009. Fees paid by the Plan to The Bank of New York Mellon amounted to $201 for 2010 and $213 for 2009.

As the Plan sponsor, the Company is a party-in-interest with respect to the Plan. The Company’s employer contributions to the plan qualify as party-in-interest transactions. These transactions are exempt party-in-interest transactions because a fiduciary does not cause the Plan to participate in the transactions. In addition,

NORDSTROM 401(k) PLAN & PROFIT SHARING

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

(dollars and shares in thousands)

5.	EXEMPT PARTY-IN-INTEREST TRANSACTIONS (CONTINUED)

there were no reimbursements of direct expenses paid by the Plan to the Company for Plan operations and administration in 2010 or 2009.

As of December 31, 2010 and 2009, the Plan held 5,783 and 5,955 shares of common stock of the Company, with a cost basis of $126,628 and $120,018 and recorded dividend income of $4,473 and $3,899 during the years then ended.

6.	EXCESS CONTRIBUTIONS PAYABLE TO PARTICIPANTS

The Plan is subject to certain non-discrimination rules under ERISA and the Code. For the Plan years ended December 31, 2010 and 2009, the Plan failed certain of the non-discrimination tests under the Code due to lower contribution percentages by non-highly compensated eligible employees relative to the contribution percentages of highly compensated eligible employees. In order to meet the requirements of the non-discrimination rules, the Plan refunded a portion of the contributions made by highly compensated participants, in accordance with applicable provisions of the Code. The refund for 2010, paid in March 2011, totaled $131 and included approximately $16 of investment earnings. The refund for 2009, paid in March 2010, totaled $576 and included approximately $195 of investment earnings. The refunds are recorded as “Excess contributions payable to participants” in the December 31, 2010 and 2009 Statements of Net Assets Available for Benefits and included in “Benefit payments to participants” on the Statements of Changes in Net Assets Available for Benefits for the years ended December 31, 2010 and 2009.

7.	RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

The following is a reconciliation of net assets available for benefits per the financial statements to the amounts reflected in the Form 5500 as filed by the Company with the Employee Benefits Security Administration as of December 31:

	2010	2009
Net assets available for benefits per the financial statements	$ 1,910,178	$ 1,686,037
Other assets	—	(684)
Trustee and administrative fees payable	812	760
Adjustments from contract value to fair value for fully benefit-responsive investment contracts	10,120	7,126

Net assets available for benefits per Form 5500	$ 1,921,110	$ 1,693,239

The following is a reconciliation of total net investment income per the financial statements to the amounts reflected in the Form 5500 as filed by the Company with the Employee Benefits Security Administration as of December 31:

2010
Total net investment income per the financial statements	$ 200,621
Change in the adjustment from contract value to fair value for fully benefit-responsive investment contracts	2,994

Total net investment income per Form 5500	$ 203,615

NORDSTROM 401(K) PLAN & PROFIT SHARING

FORM 5500, SCHEDULE H, PART IV, LINE 4i, SCHEDULE OF ASSETS (HELD AT END OF YEAR)

AS OF DECEMBER 31, 2010

(dollars in thousands)

	Identity of issue, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	Security Type	Fair Value

*	Nordstrom, Inc.	Nordstrom Stock Fund	Common Stock	245,098
*	Putnam Investments	Putnam Stable Value Fund	Common Collective Trust	186,947
	American Funds	American Funds Europacific Growth	Mutual Fund	169,499
	Dodge & Cox	Dodge & Cox Stock Fund	Mutual Fund	107,321
	Rainier Investment Management	Rainier Small/Mid Cap Equity Fund	Mutual Fund	92,428
	PIMCO	PIMCO Total Return Instl Fund	Mutual Fund	92,173
	Neuberger & Berman	Neuberger & Berman Genesis Fund	Mutual Fund	86,349
	Vanguard	Vanguard Institutional Index Fund	Mutual Fund	68,213
	Allianz Global Investors	Allianz RCM Large Cap Growth Fund	Mutual Fund	61,513
	Self-directed brokerage	Brokerage Securities	Self-directed Brokerage	12,484
*	Putnam Investments	SDB Money Market Fund	Money Market Fund	2,831
*	Putnam Investments		Pending cash account	272
*	Participant Loans	Loan interest rates range from 4.25% to 10.5%, maturing at various dates through January 3, 2031. Loan repayment is made through regular payroll deductions for a period of up to 60 months for general loans and up to 20 years for loans used to finance the purchase of a principal residence. If a participant’s employment terminates for any reason and the loan balances are not paid in full within 90 days of termination, the loan balances will be deemed distributed and become taxable income to the participant. Participants may continue to make loan repayments after termination of employment under procedures established by the Plan administrator.		72,930

* Party-in-interest

	Nordstrom Select Funds
	(Including Nordstrom Select Conservative, Nordstrom Select Moderate and Nordstrom Select Growth Funds)

	Dodge & Cox	Dodge & Cox Income Fund	Separate Account	119,086
	PIMCO	PIMCO Total Return Fund	Separate Account	115,502
	Vanguard	Vanguard Institutional Index Fund	Mutual Fund	97,704
	Dodge & Cox	Dodge & Cox Stock Fund	Mutual Fund	69,090
	Capital Guardian	Capital Guardian International (Non- U.S.) Equity Fund	Common Collective Trust	54,096
	Alliance Bernstein	Bernstein International Value Collective Trust Fund	Common Collective Trust	49,029

Identity of issue, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	Security Type	Fair Value

Neuberger & Berman	Neuberger Berman Genesis Institutional Fund	Mutual Fund	34,713
The Boston Company	Pooled Employee Daily Liquidity Fund	Common Collective Trust	1,144
AAR Corp.	AAR Corp.	Common Stock	232
ADTRAN, Inc.	ADTRAN, Inc.	Common Stock	196
AES Corp.	AES Corp.	Common Stock	407
Affiliated Managers Group	Affiliated Managers Group	Common Stock	730
Aflac, Inc.	Aflac, Inc.	Common Stock	1,058
Air Products & Chemicals	Air Products & Chemicals	Common Stock	874
Alaska Air Group, Inc.	Alaska Air Group, Inc.	Common Stock	179
Albemarle Corp.	Albemarle Corp.	Common Stock	382
Alexion Pharmaceuticals	Alexion Pharmaceuticals	Common Stock	185
Allegheny Technologies	Allegheny Technologies	Common Stock	856
Allergan, Inc.	Allergan, Inc.	Common Stock	894
Alliance Data Systems	Alliance Data Systems	Common Stock	778
Allscripts Healthcare	Allscripts Healthcare	Common Stock	240
Amazon, Inc.	Amazon, Inc.	Common Stock	1,166
American Express	American Express	Common Stock	1,016
Amerisourcebergen Corp.	Amerisourcebergen Corp.	Common Stock	179
AMETEK, Inc.	AMETEK, Inc.	Common Stock	170
ANSYS, Inc.	ANSYS, Inc.	Common Stock	299
A.O. Smith Corp.	A.O. Smith Corp.	Common Stock	157
Apple Computer, Inc.	Apple Computer, Inc.	Common Stock	3,922
Aqua America, Inc.	Aqua America, Inc.	Common Stock	100
Aruba Networks, Inc.	Aruba Networks, Inc.	Common Stock	95
Atheros Communications	Atheros Communications	Common Stock	304
Be Aerospace, Inc.	Be Aerospace, Inc.	Common Stock	561
Bed Bath & Beyond, Inc.	Bed Bath & Beyond, Inc.	Common Stock	1,001
Cabot Corp.	Cabot Corp.	Common Stock	383
Cameron International	Cameron International	Common Stock	1,325
Cardinal Health, Inc.	Cardinal Health, Inc.	Common Stock	1,157
Cardtronics, Inc.	Cardtronics, Inc.	Common Stock	235
Carnival Corp.	Carnival Corp.	Common Stock	1,099
Carrizo Oil & Gas, Inc.	Carrizo Oil & Gas, Inc.	Common Stock	471
CBS Corp.	CBS Corp.	Common Stock	1,293
Celgene Corp.	Celgene Corp.	Common Stock	670
Checkpoint Software	Checkpoint Software	Common Stock	474
Chicago Bridge & Iron Co.	Chicago Bridge & Iron Co.	Common Stock	512
Chipotle Mexican Grill, Inc.	Chipotle Mexican Grill, Inc.	Common Stock	187
Church & Dwight Co, Inc.	Church & Dwight Co, Inc.	Common Stock	234
Ciena Corp.	Ciena Corp.	Common Stock	145
Cisco Systems, Inc.	Cisco Systems, Inc.	Common Stock	1,868
Citrix Systems, Inc.	Citrix Systems, Inc.	Common Stock	1,319
Cognizant Technology Solutions	Cognizant Technology Solutions	Common Stock	284
Colgate-Palmolive Co.	Colgate-Palmolive Co.	Common Stock	1,017
Comerica, Inc.	Comerica, Inc.	Common Stock	1,274
Commerce Bancshares	Commerce Bancshares	Common Stock	147
Concho Resources, Inc.	Concho Resources, Inc.	Common Stock	255
Concur Technologies	Concur Technologies	Common Stock	241
Cooper Companies, Inc.	Cooper Companies, Inc.	Common Stock	143

Identity of issue, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	Security Type	Fair Value

Cooper Industries	Cooper Industries	Common Stock	1,164
Cooper Tire & Rubber Co.	Cooper Tire & Rubber Co.	Common Stock	328
Cracker Barrel Old Country	Cracker Barrel Old Country	Common Stock	297
Cyberonics, Inc.	Cyberonics, Inc.	Common Stock	155
Cypress Semiconductor	Cypress Semiconductor	Common Stock	177
Deere & Co.	Deere & Co.	Common Stock	1,438
Diamond Foods, Inc.	Diamond Foods, Inc.	Common Stock	311
Diamondrock Hospitality Co.	Diamondrock Hospitality Co.	Common Stock	234
Dick’s Sporting Goods, Inc.	Dick’s Sporting Goods, Inc.	Common Stock	285
Digital Realty Trust, Inc.	Digital Realty Trust, Inc.	Common Stock	406
Discover Financial Services	Discover Financial Services	Common Stock	447
Discovery Communications	Discovery Communications	Common Stock	381
Dresser-Rand Group, Inc.	Dresser-Rand Group, Inc.	Common Stock	277
DuPont Fabros Technology	DuPont Fabros Technology	Common Stock	368
Eaton Corp.	Eaton Corp.	Common Stock	1,423
EMC Corporation	EMC Corporation	Common Stock	1,404
Emergency Medical Services	Emergency Medical Services	Common Stock	193
Energy XXI Bermuda Limited	Energy XXI Bermuda Limited	Common Stock	279
Enersys	Enersys	Common Stock	534
Express Scripts, Inc.	Express Scripts, Inc.	Common Stock	1,223
F5 Networks, Inc.	F5 Networks, Inc.	Common Stock	149
Finisar Corp.	Finisar Corp.	Common Stock	240
First Niagra Financial Group	First Niagra Financial Group	Common Stock	265
First Solar, Inc.	First Solar, Inc.	Common Stock	674
FMC Corp.	FMC Corp.	Common Stock	219
Fossil, Inc.	Fossil, Inc.	Common Stock	226
Goodrich Corp.	Goodrich Corp.	Common Stock	1,194
Google, Inc.	Google, Inc.	Common Stock	2,559
Graftech International	Graftech International	Common Stock	253
Guess?, Inc.	Guess?, Inc.	Common Stock	976
Hasbro, Inc.	Hasbro, Inc.	Common Stock	1,060
Healthsouth Corp.	Healthsouth Corp.	Common Stock	164
Hewlett Packard Co.	Hewlett Packard Co.	Common Stock	735
Hill-Rom Holdings, Inc.	Hill-Rom Holdings, Inc.	Common Stock	174
Intel Corp.	Intel Corp.	Common Stock	1,375
IntercontinentalExchange, Inc.	IntercontinentalExchange, Inc.	Common Stock	354
ITC Holdings Corp.	ITC Holdings Corp.	Common Stock	464
Ixia	Ixia	Common Stock	164
Jarden Corp.	Jarden Corp.	Common Stock	364
JB Hunt Transport Services	JB Hunt Transport Services	Common Stock	491
Jones Lang LaSalle, Inc.	Jones Lang LaSalle, Inc.	Common Stock	334
Joy Global, Inc.	Joy Global, Inc.	Common Stock	1,142
JPMorgan Chase & Co.	JPMorgan Chase & Co.	Common Stock	1,137
Kansas City Southern	Kansas City Southern	Common Stock	296
KBW, Inc.	KBW, Inc.	Common Stock	196
Kennametal, Inc.	Kennametal, Inc.	Common Stock	519
Kodiak Oil & Gas, Inc.	Kodiak Oil & Gas, Inc.	Common Stock	160
Kohl’s Corp.	Kohl’s Corp.	Common Stock	801
Korn/Ferry International	Korn/Ferry International	Common Stock	177
LaSalle Hotel Properties	LaSalle Hotel Properties	Common Stock	353
Life Technologies Corp.	Life Technologies Corp.	Common Stock	250

Identity of issue, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	Security Type	Fair Value

Lincoln National Corp	Lincoln National Corp	Common Stock	36
Littelfuse, Inc.	Littelfuse, Inc.	Common Stock	176
Marvell Technologies	Marvell Technologies	Common Stock	285
Marvell Technology Group, Ltd.	Marvell Technology Group, Ltd.	Common Stock	874
McDonald’s Corp.	McDonald’s Corp.	Common Stock	1,515
Micro Systems, Inc.	Micro Systems, Inc.	Common Stock	252
Microchip Technology, Inc.	Microchip Technology, Inc.	Common Stock	1,402
Microsoft Corp.	Microsoft Corp.	Common Stock	934
Msc Industrial Direct Co.	Msc Industrial Direct Co.	Common Stock	333
MSCI, Inc.	MSCI, Inc.	Common Stock	184
Mylan Inc./PA	Mylan Inc./PA	Common Stock	208
Nalco Holding Co.	Nalco Holding Co.	Common Stock	338
National Oilwell Varco	National Oilwell Varco	Common Stock	736
NetApp, Inc.	NetApp, Inc.	Common Stock	230
Netflix, Inc.	Netflix, Inc.	Common Stock	958
Netlogic Microsystems, Inc.	Netlogic Microsystems, Inc.	Common Stock	210
Newpark Resources, Inc.	Newpark Resources, Inc.	Common Stock	227
Nordson Corp.	Nordson Corp.	Common Stock	368
Occidental Petroleum	Occidental Petroleum	Common Stock	1,258
Oceaneering International	Oceaneering International	Common Stock	277
Old Dominion Freight Line, Inc.	Old Dominion Freight Line, Inc.	Common Stock	180
Oracle Corp.	Oracle Corp.	Common Stock	1,503
Packaging Corporation Of America	Packaging Corporation Of America	Common Stock	298
PepsiCo, Inc.	PepsiCo, Inc.	Common Stock	1,525
Perrigo Co.	Perrigo Co.	Common Stock	331
PMC-Sierra, Inc.	PMC-Sierra, Inc.	Common Stock	196
Polycom, Inc.	Polycom, Inc.	Common Stock	180
Precision Castparts Corp.	Precision Castparts Corp.	Common Stock	1,216
Priceline.com, Inc.	Priceline.com, Inc.	Common Stock	200
Raymond James Financial	Raymond James Financial	Common Stock	367
RBC Bearings, Inc.	RBC Bearings, Inc.	Common Stock	259
Red Hat, Inc.	Red Hat, Inc.	Common Stock	143
Resmed, Inc.	Resmed, Inc.	Common Stock	254
Rex Energy Corp.	Rex Energy Corp.	Common Stock	248
Riverbed Technology, Inc.	Riverbed Technology, Inc.	Common Stock	174
Robbins & Myers, Inc.	Robbins & Myers, Inc.	Common Stock	203
Rockwell Automation	Rockwell Automation	Common Stock	1,186
Rockwood Holdings, Inc.	Rockwood Holdings, Inc.	Common Stock	196
RPC, Inc.	RPC, Inc.	Common Stock	312
Salix Pharmaceuticals, Ltd.	Salix Pharmaceuticals, Ltd.	Common Stock	187
SBA Communications Corp.	SBA Communications Corp.	Common Stock	346
Schlumberger, Ltd.	Schlumberger, Ltd.	Common Stock	2,257
Seabridge Gold, Inc.	Seabridge Gold, Inc.	Common Stock	300
Seattle Genetics, Inc.	Seattle Genetics, Inc.	Common Stock	155
SEI Investments Co.	SEI Investments Co.	Common Stock	220
Signature Bank	Signature Bank	Common Stock	514
Silver Standard Resources	Silver Standard Resources	Common Stock	280
Sirona Dental Systems, Inc.	Sirona Dental Systems, Inc.	Common Stock	183
Snap-On, Inc.	Snap-On, Inc.	Common Stock	416
Standard Microsystems Corp.	Standard Microsystems Corp.	Common Stock	193
Starbucks Corp.	Starbucks Corp.	Common Stock	1,038

Identity of issue, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	Security Type	Fair Value

Starwood Hotels & Resorts	Starwood Hotels & Resorts	Common Stock	1,408
Steelcase, Inc.	Steelcase, Inc.	Common Stock	142
Stifel Financial, Inc.	Stifel Financial, Inc.	Common Stock	299
Swift Energy, Inc.	Swift Energy, Inc.	Common Stock	366
SXC Health Solutions Corp.	SXC Health Solutions Corp.	Common Stock	284
T Rowe Price Group, Inc.	T Rowe Price Group, Inc.	Common Stock	969
Taleo Corp.	Taleo Corp.	Common Stock	151
Target Corp.	Target Corp.	Common Stock	1,392
Tenneco, Inc.	Tenneco, Inc.	Common Stock	177
Teva Pharmaceuticals	Teva Pharmaceuticals	Common Stock	907
Texas Instruments, Inc.	Texas Instruments, Inc.	Common Stock	734
Thermo Fisher Scientific	Thermo Fisher Scientific	Common Stock	1,032
Thor Industries, Inc.	Thor Industries, Inc.	Common Stock	263
Thoratec Corp.	Thoratec Corp.	Common Stock	181
Tibco Software, Inc.	Tibco Software, Inc.	Common Stock	248
Timken Co.	Timken Co.	Common Stock	176
Tractor Supply Co.	Tractor Supply Co.	Common Stock	251
Treehouse Foods, Inc.	Treehouse Foods, Inc.	Common Stock	227
Trimble Navigation Limited	Trimble Navigation Limited	Common Stock	180
TRW Automotive Holdings, Inc.	TRW Automotive Holdings, Inc.	Common Stock	201
Tupperware Brands Corp.	Tupperware Brands Corp.	Common Stock	161
Union Pacific Corp.	Union Pacific Corp.	Common Stock	1,454
Unit Corp.	Unit Corp.	Common Stock	122
United Technologies	United Technologies	Common Stock	1,243
United Therapeutics Corp.	United Therapeutics Corp.	Common Stock	316
Urban Outfitters, Inc.	Urban Outfitters, Inc.	Common Stock	331
US Airways Group, Inc.	US Airways Group, Inc.	Common Stock	271
Vale SA	Vale SA	Common Stock	1,045
Valspar Corp.	Valspar Corp.	Common Stock	252
WABCO Holdings, Inc.	WABCO Holdings, Inc.	Common Stock	381
The Walt Disney Co.	The Walt Disney Co.	Common Stock	1,097
Warnaco Group, Inc.	Warnaco Group, Inc.	Common Stock	225
Watson Pharmaceuticals	Watson Pharmaceuticals	Common Stock	742
Wells Fargo & Co.	Wells Fargo & Co.	Common Stock	1,441
Whiting Petroleum Corp.	Whiting Petroleum Corp.	Common Stock	749
Woodward, Inc.	Woodward, Inc.	Common Stock	278
Yahoo!, Inc.	Yahoo!, Inc.	Common Stock	751